EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Criticare Systems, Inc. on Form S-3 of our report dated August 21, 2001, relating to the consolidated financial statements and schedules appearing and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/  BDO  Seidman,  LLP

BDO  Seidman,  LLP
Milwaukee,  Wisconsin
May  20,  2002